UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2015, the Compensation Committee of the Board of Directors of Cardica, Inc. adopted the Cardica, Inc. Executive Performance Bonus Plan (the “Plan”), which is intended to motivate Cardica’s executive officers to achieve short-term and long-term corporate objectives by providing a competitive bonus for target performance and the appropriate upside opportunity to reward outstanding performance. Under the Plan, the Compensation Committee or the Board will establish target bonuses for each executive officer for the performance period, measured as a percentage of the executive’s base salary, and performance metrics against which performance will be measured to determine the actual bonus to be paid to the executive officer.

The description above of the terms of the Inducement Plan is not complete, and reference is made to the Inducement Plan filed as Exhibit 10.1 hereto for a full description of the terms of the Inducement Plan.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.     Description

10.1               Cardica, Inc. Executive Performance Bonus Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: July 24, 2015	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.     Description

10.1               Cardica, Inc. Executive Performance Bonus Plan